UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 1000 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 477-9900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2005, Watchit Media, Inc. (the “Watchit”), a wholly owned subsidiary of Cotelligent, Inc. (the “Company”), announced that it had completed the acquisition of California based narrowcaster California Visitors Network. California Visitors Network presents point of interest television programming with embedded advertising to hotels. The acquisition was made pursuant to an Asset Purchase Agreement, dated as of September 15, 2005 (the “Purchase Agreement”), by and between Watchit and Charles Lain (the “Seller”). Pursuant to the Purchase Agreement, at closing Watchit paid $50,000 in cash to the Seller and issued to the Seller 252,000 unregistered shares of Company common stock having a fair market value equal to $40,000. Under the Purchase Agreement, Watchit will deliver an additional $30,000 in cash six months after the closing and may deliver an additional $20,000 in cash or unregistered shares of common stock of the Company twelve months after the closing subject to the satisfaction of the conditions set forth in the Purchase Agreement. Neither Watchit nor the Company is affiliated with the Seller or any affiliates of the Seller.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and a copy of the Press Release is attached hereto as Exhibit 99.1. The description of the transaction is qualified in its entirety by reference to these documents.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated as of September 15, 2005, between Watchit Media, Inc. and Charles Lain

99.1	Press Release issued September 15, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker
Curtis J. Parker
Executive Vice President, Chief Financial Officer Treasurer and Secretary

Dated: September 21, 2005

Exhibit Index

Exhibit Number	Description
Exhibit No. 10.1	Asset Purchase Agreement, dated as of September 15, 2005, among Watchit Media, Inc. and Charles Lain

Exhibit No. 99.1	Press Release issued September 15, 2005